Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Horizon Pharma plc of our report dated March 4, 2015 relating to the consolidated financial statements of Hyperion Therapeutics, Inc., which appears in Horizon Pharma plc’s Current Report on Form 8-K filed on April 13, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 8, 2015